www.mercercapital.com

Mercer Capital Management, Inc. 5860 Ridgeway Center Parkway Suite 400 Memphis, TN 38120 CONSENT OF MERCER CAPITAL MANAGEMENT, INC.
HEADQUARTERS
5860 Ridgeway Center Parkway
Suite 400
Memphis, Tennessee 38120
901.685.2120
Fax 901.685.2199

LOUISVILLE OFFICE
455 South 4th Street
Suite 690
Louisville, Kentucky 40202
502.585.6340
Fax 502.585.6345

March 12, 2010

The Board of Directors
Golub Capital BDC LLC
150 South Wacker Drive
Suite 800
Chicago, Illinois 60606

We hereby consent to the inclusion of references to our firm and the limited valuation procedures our firm completed with respect to certain portfolio assets of Golub Capital BDC LLC for which no market quotations were available, in each case contained in the Registration Statement on Form N-2 as filed with the Securities and Exchange Commission. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission there under (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Mercer Capital Management, Inc.
Mercer Capital Management, Inc.

Business Valuation » Investment Banking